SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                 BAILARD, BIEHL & KAISER INTERNATIONAL BOND FUND
                             (Formerly Fixed-Income)

                              TOTAL RETURN FORMULA

                               n
                         P(1+T)  = ERV


Where:   P          =        a hypothetical initial payment of $1,000

                    T        =       average annual total return

                    n        =       number of years


                    ERV      =       ending  redeemable  value of a hypothetical
                                     $1,000 payment made at the beginning of the 1 or 5 year periods at the end of each such period (or fractional portion thereof)


For the 1 year period ended September 30, 1995:

                    $1,000(1+T)1 = $1,173.30 or an annual compounded
                                     rate of 17.33%

For the period from October 1, 1990 (inception) to September 30, 1995:

                    $1,000(1+T)5 = $1,306.60 or an average annual compounded
                                     rate of 5.49%